Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (listed below) of Waste Connections, Inc. of our report dated February 10, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K:

Registration Statement (Form S-8 No. 333-170193) pertaining to the Amended and Restated 2004 Equity Incentive Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-153621) pertaining to the Amended and Restated 2004 Equity Incentive Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-83172) pertaining to the 2002 Stock Option Plan and 2002 Senior Management Equity Incentive Plan of Waste Connections, Inc.;

Registration Statement (Form S-8 No. 333-102413) pertaining to the Consultant Incentive Plan;

Registration Statement (Form S-8 No. 333-117764) pertaining to the Amended and Restated 2004 Equity Incentive Plan of Waste Connections, Inc.; and

Registration Statement (Form S-3 No. 333-179724) pertaining to the offer and sale from time to time of debt securities, common stock, preferred stock, warrants, shareholder rights or units.

/s/ PricewaterhouseCoopers LLP
Houston, Texas

February 10, 2014